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                                                                    Exhibit 99.1


          KIMCO REALTY AND KIMCO NORTH TRUST III SUCCESSFULLY COMPLETE
                             CONSENT SOLICITATIONS


NEW HYDE PARK, N.Y., June 5, 2006 - Kimco Realty Corporation (NYSE: KIM) ("Kimco Realty") today announced that it has received the requisite consents from holders of the following series of Medium-Term Notes and Senior Notes in the aggregate principal amount outstanding of $1,922,000,000 (the "Notes") to amend the indenture governing the Notes (the "Indenture").

         --      6.930% Medium-Term Notes due 2006 (CUSIP No. 49446QAL5);

         --      Floating Rate Medium-Term Notes due 2006 (CUSIP No. 49446QAZ4);

         --      7.460% Medium-Term Notes due 2007 (CUSIP No. 49446QAF8);

         --      6.960% Medium-Term Notes due 2007 (CUSIP No. 49446QAH4);

         --      7.860% Medium-Term Notes due 2007 (CUSIP No. 49446QAT8);

         --      7.900% Medium-Term Notes due 2007 (CUSIP No. 49446QAQ4);

         --      6.700% Medium-Term Notes due 2007 (CUSIP No. 49446QAD3);

         --      3.950% Medium-Term Notes due 2008 (CUSIP No. 49446QAX9);

         --      7.560% Medium-Term Notes due 2009 (CUSIP No. 49446QAG6);

         --      7.060% Medium-Term Notes due 2009 (CUSIP No. 49446QAJ0);

         --      4.620% Medium-Term Notes due 2010 (CUSIP No. 49446QAW1);

         --      5.304% Medium-Term Notes due 2011 (CUSIP No. 49446QBE0);

         --      4.820% Medium-Term Notes due 2011 (CUSIP No. 49446QBA8);

         --      5.980% Medium-Term Notes due 2012 (CUSIP No. 49446QAV3);

         --      5.190% Medium-Term Notes due 2013 (CUSIP No. 49446QAY7);

         --      4.820% Medium-Term Notes due 2014 (CUSIP No. 49446QBC4);

         --      4.904% Medium-Term Notes due 2015 (CUSIP No. 49446QBB6);

         --      5.584% Medium-Term Notes due 2015 (CUSIP No. 49446QBD2);

         --      5.783% Medium-Term Notes due 2016 (CUSIP No. 49446QBF7);
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         --      4.961% Senior Notes due 2007 (CUSIP No. 49446RAF6);

         --      6.875% Senior Notes due 2009 (CUSIP No. 49446RAE9); and

         --      6.00% Senior Notes due 2012 (CUSIP No. 49446RAG4).

The consents were obtained pursuant to Kimco Realty's consent solicitation, which commenced on May 16, 2006, and was amended on May 30, 2006. The consent solicitation expired at 5:00 p.m., New York City time, on Friday, June 2, 2006.

The supplemental indenture giving effect to the amendments was executed by Kimco Realty and The Bank of New York, as trustee, and became effective on June 2, 2006. The supplemental indenture amends (i) our total debt test and secured debt test by changing the asset value definition from Undepreciated Real Estate Assets to Total Assets, with Total Assets being defined as Undepreciated Real Estate Assets, plus our other assets (but excluding goodwill and amortized debt costs) and (ii) our maintenance of Unencumbered Total Asset Value covenant by increasing the requirement of the ratio of Unencumbered Total Asset Value to outstanding unsecured Debt from 1 to 1 to 1.5 to 1.

The terms and conditions of the consent solicitation are set forth in the consent solicitation statement, dated as of May 16, 2006, as supplemented by the consent solicitation statement supplement, dated as of May 30, 2006.

Concurrently with the completion of the consent solicitation, Kimco North Trust III ("Kimco North"), a wholly-owned entity of Kimco Realty, today announced that it has received the requisite consents from holders of the 4.45% Canadian Debentures due 2010 in the aggregate principal amount outstanding of C$150,000,000 (the "Canadian Notes"), issued by Kimco North and guaranteed by Kimco Realty to give effect to the adoption of the same amendments described above, which would govern the Canadian Notes.

The consents were obtained pursuant to Kimco North's consent solicitation, which commenced on May 16, 2006, and was amended on May 30, 2006. The Canadian consent solicitation expired at 5:00 p.m., New York City time, on Friday, June 2, 2006. The Canadian supplemental indenture giving effect to the amendments was executed by Kimco North, Kimco Realty and BNY Trust Company of Canada, as trustee, and became effective on June 2, 2006.

The terms and conditions of the Canadian consent solicitation are set forth in the Canadian consent solicitation statement, dated as of May 16, 2006, as supplemented by the Canadian consent solicitation statement supplement, dated as of May 30, 2006.

UBS Securities LLC acted as the Solicitation Agent and Global Bondholder Services Corporation acted as the Information and Tabulation Agent in connection with the consent solicitation.

This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. The consent solicitation and the Canadian consent solicitation was made solely by the consent solicitation statement (as supplemented) and the Canadian consent solicitation statement (as supplemented), respectively, and was subject to the terms and conditions stated therein.

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Kimco, a publicly traded real estate investment trust, has specialized in shopping center acquisitions, development and management for more than 45 years, and owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 1,117 properties comprising approximately 143.2 million square feet of leasable space located throughout 45 states, Canada, Mexico and Puerto Rico. Please visit http://www.kimcorealty.com to learn more about Kimco.

Contact:
Kimco Realty Corporation
Scott Onufrey
(516) 869-7190
sonufrey@kimcorealty.com